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                                                                   EXHIBIT 23(A)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-4 for the registration of shares related to the merger of Bank of Tidewater) of our report dated January 26, 2001 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP

Birmingham, Alabama
October 1, 2001